TIME BROKERAGE AGREEMENT

         This TIME BROKERAGE AGREEMENT (this "Agreement"), made this 24th day of December, 1996 by and between ENTERTAINMENT COMMUNICATIONS, INC., a Pennsylvania corporation (the "Programmer") and AMERICAN RADIO SYSTEMS CORPORATION, a Delaware corporation ("ARS").

                                    RECITALS

         A. ARS has entered into an Asset Purchase Agreement under which ARS has agreed to purchase Station KXOA-FM, Sacramento, California (the "Station") from The Brown Organization ("Brown") (the "Brown APA") and is currently supplying programming and other services to the Station under that certain Time Brokerage Agreement by and between ARS and Brown, dated July 24, 1996 (the "Brown TBA").

         B. ARS wishes to retain Programmer to provide programming for the Station pursuant to the terms and conditions set forth in this Agreement and in conformity with the Station's policies and practices and the rules and regulations of the Federal Communications Commission (the "Commission") concerning such arrangements.

         C. Programmer will supply such programming and sell advertising that is in conformance with the Station's policies and all Commission rules and regulations, including the requirement that the ultimate control of the Station be maintained by the authorized licensee of the Station.

         D. Programmer and ARS have entered into that certain Asset Purchase Agreement dated as of October 18, 1996 (the "Purchase Agreement"), pursuant to which ARS has agreed to


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transfer  to  Programmer,  and  Programmer  has  agreed  to  acquire  from  ARS, substantially all of the assets and businesses of the Station, subject to the terms and conditions therein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         THEREFORE, for and in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, agree as follows:

         1. Agreement Term. The term of this Agreement will begin on January 1, 1997 (the "Effective Date"), and will continue until the Programmer acquires the assets of the Station unless earlier terminated in accordance with the provisions set forth herein.

         2. Programmer's Purchase of Airtime and Provision of Programming.

                  (a) During the term of this Agreement, Programmer shall supply programming, including commercials, that it produces or owns to the Station twenty-four (24) hours per day Monday through Friday and for forty-eight (48) hours during Saturday through Sunday, provided that ARS or Brown may broadcast up to two (2) hours of programming for the Station which is aimed at serving the needs and interests of the community of license of the Station during the morning(s) of Saturday and/or Sunday subject to Section 12 hereto.

                  (b)  To  facilitate  delivery  of  programming  by  Programmer hereunder, ARS hereby grants to Programmer the right (which shall be nonexclusive as to Programmer) for the term of this Agreement to use substantially all of the equipment located in the Station's studio and offices currently used by ARS for sales and broadcasting programs on the Station. In addition, Programmer shall have, and ARS hereby grants to Programmer, a license (which shall


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be nonexclusive as to Programmer) to enter on the premises currently occupied by the Station for the purpose of fulfilling its rights and responsibilities hereunder; provided, however, that ARS shall maintain, for its use, sufficient space at the Station's studios to enable ARS to conduct its operations and originate programming. Accordingly, Programmer shall hold ARS harmless from all costs, fees and expenses incurred with respect to any personal injury suffered by any employee or agent of Programmer while on the property of ARS. Programmer shall also be responsible for and shall reimburse ARS for any damage (excluding ordinary wear and tear) to the property of ARS caused by Programmers' employees or agents.

         3. Representations. Each of ARS and Programmer represent as to itself that it is authorized to enter into this Agreement and that this Agreement constitutes the legal, valid and binding, obligation of such party, enforceable against it in accordance with its terms. Programmer hereby represents and warrants to ARS that Programmer is an experienced radio broadcast station owner and operator and is fully familiar with all pertinent legal requirements, including but not limited to, the Communications Act of 1934, as amended (the "Act"), and the Commission's rules, regulations, and policies governing the operation of radio broadcast stations. Programmer will comply with all legal requirements, including but not limited to the Act and the Commission's rules, regulations, and policies.

         4. Consideration. During the term of this Agreement, Programmer shall pay ARS the payments set forth on Schedule A hereto.

         5. Collection of Accounts Receivable. All cash accounts receivable for broadcasts on the Station which occur prior to the Effective Date (the "ARS's Accounts Receivable") shall


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                                      - 4 -


belong to ARS and for broadcasts which occur thereafter shall belong to Programmer. Within ten (10) days following the Effective Date, ARS shall deliver to Programmer a Schedule of Cash Accounts Receivable for the Station as of the Effective date (the "Schedule"). Programmer agrees to collect for ARS the ARS's Accounts Receivable as shown on the Schedule for a period of one hundred twenty
(120) days following the Effective Date (the "Collection Period"). ARS will provide Programmer a power of attorney or other required authorization for the limited purpose of allowing Programmer to endorse and deposit checks and other instruments received in payment of ARS's Accounts Receivable. All payments received by Programmer from any customer whose name appears in the Schedule and who is also a customer of Programmer shall be credited as payment of the account or invoice designated by such customer. In the absence of any such designation by the customer, payments shall be first credited to the oldest invoice which is not disputed by said customer. Programmer shall keep accurate records of the payment received by it on ARS's Accounts Receivable and ARS shall have access at reasonable times to Programmer's records to verify such status of ARS's Accounts Receivable. Within thirty (30) days of the end of each month, Programmer shall remit to ARS amounts previously collected by Programmer on ARS's Accounts
Receivable, along with a written accounting of same, including without limitation a detailed open ARS's Accounts Receivable report reflecting payments remitted therewith, if available using ARS's systems currently maintained at the Station. Any of ARS's Accounts Receivable that have not been collected as of the end of the Collection Period shall be returned to ARS, together with all records in connection therewith, if available using ARS's systems currently maintained at the Station, including without limitation a detailed open


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                                      - 5 -


ARS's Accounts Receivable report reflecting payments remitted therewith, whereupon ARS may pursue collection thereof in such manner as it, in its sole discretion, may determine. Programmer shall not have the right to compromise, settle or adjust the amounts of any such ARS's Accounts Receivable without ARS's prior written consent. Programmer's obligation and authority hereunder shall not extend to the institution of litigation, employment of counsel or a collection agency or any other extraordinary means of collection. Except to remit collected ARS's Accounts Receivable in accordance herewith, Programmer shall have no liability or obligation to ARS with respect to the collection of its accounts.

         6.       ARS Control of the Station.

                  (a) ARS will have full authority, power and control over the management and operations of the Station during the term of this Agreement. ARS will bear all responsibility for the Station's compliance with all applicable provisions of the Act, the rules, regulations and policies of the Commission and all other applicable laws, including without limitation, the retention of control over the policies, programming and operation of the Station, including the right to preempt programming which in its good faith judgement it deems unsuitable or contrary to the public interest. ARS shall be solely responsible for and pay in a timely manner all real and personal property taxes, mortgage fees and expenses and other real property costs, all studio and transmitter site leases, any utilities (excluding telephone charges), and all costs and expenses for the maintenance of all transmitter equipment. Programmer shall cooperate with and assist ARS in complying with all Commission rules and regulations.


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                                      - 6 -


                  (b) ARS retains ultimate control over the Station and its premises. Accordingly, all employees of Programmer present at the Station or on its premises must comply with the policies and rules promulgated by ARS. In no event shall Programmer, or Programmer's employees, represent, depict, describe, or portray Programmer as the licensee of the Station. To this end, all employees of Programmer, whose work involves the Station, shall be informed as to ARS's ultimate control over the Station and Programmer's subordinate capacity.

                  (c) The Station's transmission equipment shall be maintained by ARS in a condition consistent with good engineering practices and in compliance in all material respects with the Act and all other applicable rules, regulations and technical standards of the Commission, subject to reimbursement by Programmer as set forth on Schedule A hereto. All capital expenditures reasonably required to maintain the technical quality of the transmission and studio equipment and the compliance of such equipment with applicable laws and regulations shall be made at the sole expense of ARS in a timely fashion.

                  (d) ARS shall, at its expense, employ at the Station at least one management- level employee as ARS's Station Manager and such other person(s) as necessary to fulfill ARS's duties hereunder and its obligations under the Commission's rules. The Station Manager shall direct the day-to-day operations of the Station and shall report to and be accountable to ARS. ARS shall be responsible for the salaries, taxes, insurance and related costs for all personnel it employs at the Station.


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                                      - 7 -


         7. ARS's Representations and Warranties. ARS shall not knowingly take any action or omit to take any action which would have a material adverse impact upon the Authorizations, ARS's assets utilized in the operation of the Station, or upon ARS's ability to perform this Agreement. All reports, annual regulatory fees and applications required to be filed with the Commission or any other governmental body have been and during the course of the term of this Agreement or any extension thereof will be filed in a timely and complete manner. The Station's local public records file will be maintained in all material respects in accordance with the rules and regulations of the Commission and such applications, records, lists and other documents as are required to be placed in said file shall be filed there in a timely manner. The facilities of the Station are and will continue to be in compliance in all material respects with the engineering requirements set forth in the Authorizations of the respective station. ARS shall not, during the term of this Agreement, dispose of, transfer or assign any of such assets and properties which will materially interfere with the operation of the Station or materially adversely impact Programmer except with the prior written consent of Programmer.

         8. Programmer Responsibility.

                  (a) Programmer shall be solely responsible for all expenses incurred in the origination and/or delivery of programming from any remote location and for all operating expenses of the Station (including telephone expenses), excluding those expenses for which ARS is making direct payments as set forth in Section 6 of this Agreement (the "Other Expenses"), subject to the ultimate authority and control of ARS. Subject to ARS's obligations under
Section 8.6 of the Purchase Agreement, Programmer shall be responsible for the routine maintenance of


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                                      - 8 -


the studio equipment and shall keep such equipment in good operating order, reasonable wear and tear excepted.

                  (b) Programmer shall employ and be solely responsible for the salaries, taxes, insurance and related costs for all personnel employed by Programmer (including, without limitation, salespeople, traffic personnel, board operators and programming staff) and shall maintain insurance covering Programmer's activities in connection with the operations and business of the Station.

                  (c) Programmer shall cause the Station to transmit any required tests of the Emergency Broadcast System or successor Emergency Action Notification System at such times as are directed by ARS.

                  (d) Programmer shall maintain and deliver to ARS all records and information required by the Commission to be placed in the public inspection file of the Station pertaining to the broadcast of political programming and advertisements,  in  accordance  with the  provisions  of  Sections  73.1940 and
73.3526 of the Commission's rules, and agrees to broadcast sponsored programming addressing political issues, in accordance with the provisions of Section
73.1212 of the Commission's rules. Programmer also shall consult with ARS and adhere strictly to all applicable statutes and the rules, regulations and policies of the Commission, as announced from time to time, with respect to the carriage of political advertisements and programming (including, without limitation, the rights of candidates and, as appropriate, others to "equal opportunities") and the charges permitted therefor. Programmer shall furnish within its programming, on behalf of ARS, all station identification announcements required by the Commission's rules.


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                                      - 9 -


Programmer shall provide information with respect to any of its programming which is responsive to the public needs and interests of the area served by the Station so as to assist ARS in the preparation of any required programming reports, and provide other information to enable ARS to prepare other records, reports and logs required by the Commission or other local, state or federal governmental agencies.

                  (e) Programmer shall cooperate fully with ARS in responding to any questions, comment, inquiry, or complaint from any third party, including any governmental authority or agent thereof, that may relate to or arise from the Station or its operations, including the programming. In the event of Programmer's receipt of any question, comment, inquiry, or complaint that may relate to or arise from the Station or its operations, Programmer shall promptly notify ARS of the same.

         9. Contracts. Programmer shall assume, from and after the Effective Date, the rights and obligations of ARS from and after the Effective Date under the Contracts listed on Schedule 4.1.7 of the Purchase Agreement. In addition, subject to proration under Section 8.2 of the Purchase Agreement, Programmer shall succeed to all receivables under all of the Station's trade and barter agreements and shall assume all obligations of the Station thereunder. Programmer shall assume all of ARS's rights and obligations under the Contracts and the trade and barter agreements that are freely assignable, or, if consent is required from the other contracting party, ARS shall use reasonable efforts to obtain such consent as promptly as practicable. If ARS is unable to obtain any necessary consent for the assignment of any Material Contract, as identified in the Purchase Agreement, to be assigned to Programmer, ARS shall act as Programmer's agent


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                                     - 10 -


and the parties shall cooperate to allow Programmer to receive the benefit of such contract in exchange for Programmer's performance of ARS's rights and obligations thereunder (including the payment to ARS of all amounts due under any contract other than trade and barter agreements on or after the Effective Date for services provided by ARS).

         10. Employees. Schedule 4.1.19 of the Purchase Agreement contains a listing of the name, salary or compensation, job title and original employment date of all current employees of the Station.

         11. Prorations.

                  (a) Except as otherwise provided herein, all prepaid and deferred income and expenses relating to the Station, the Assets (as defined under the Purchase Agreement) or the Contracts assumed by Entercom under this Agreement pursuant to Section 9, and arising from the conduct of the business and operations of the Station, but excluding any proration of such matters relating to the Leases (as defined in the Purchase Agreement), shall be prorated between Programmer and ARS in accordance with generally accepted accounting principles as of 12:00 a.m. on the Effective Date. Such prorations shall not include any items paid by ARS under Section 6 hereof, but shall include, without limitation, business and license fees, music and other license fees (including any retroactive adjustments thereof, which retroactive adjustments shall not be subject to the ninety-day limitation set forth in Section 11(c) herein), wages, salaries, commissions and bonuses, accrued vacation days, sick days and personal days (and associated payroll taxes) of such of ARS's employees who become employees of Programmer upon the Effective Date, utility expenses, time sales agreements, trade and barter agreements in excess of


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                                     - 11 -


Twenty Thousand Dollars ($20,000.00), amounts due or to become due under the Contracts listed on Schedule 4.1.7 of the Purchase Agreement, and all similar prepaid and deferred items and other items of income and expense attributable to the ownership and operation of the Station.

                  (b) Except as otherwise provided herein, the prorations and adjustments contemplated by this Section 11, to the extent practicable, shall be made not later than three business days after the Effective Date. As to those prorations and adjustments not then capable of being ascertained, an adjustment and proration shall be made within ninety (90) calendar days of the Effective Date.

         12. Public Affairs Programming. Notwithstanding any other provision of this Agreement, Programmer recognizes that ARS has certain obligations to broadcast programming to meet the needs and interests of the communities of license for the Station. ARS shall have the right to air specific programming on issues of importance to the local community. Nothing in this Agreement shall abrogate the unrestricted authority of ARS to discharge its obligations to the public and to comply with the law, rules and policies of the Commission with respect to meeting the ascertained needs and interests of the public. Accordingly, ARS may broadcast public affairs programming as outlined in Section 2 hereof. ARS may air this programming in either one two (2) hour block or any combination of half hour or full hour blocks of time during the hours of 6 a.m. to 9 a.m. on Saturday and/or Sunday.

         13. Additional ARS Obligations. Although both parties shall cooperate in the broadcast of emergency information over the Station, ARS shall also retain the right to interrupt Programmer's programming in case of an emergency or for programming which, in the


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                                     - 12 -


reasonable good faith judgment of ARS, is of overriding public importance. ARS shall also coordinate with Programmer the Station's hourly station identification announcements to be aired in accord with Commission rules. ARS shall continue to maintain a main studio for each station, as that term is defined by the Commission, within the principal community contour of each station and shall staff the main studio as required by the Commission. ARS shall be responsible for the salaries, taxes, insurance and related costs for all personnel it employs at the Station. In addition, ARS shall pay any federal regulatory fees, maintain the local public inspection file within the community of license of each station and shall prepare and place in such inspection file all required documents including, but not limited to, its quarterly issues and program lists on a timely basis. ARS shall also receive and respond to telephone inquires from the general public. Programmer shall provide ARS with information with respect to certain of Programmer's programs which may be included in ARS's quarterly issues and programs lists.

         14. License Renewal. Unless this Agreement is terminated prior to the required filing date of the application for the renewal of the Authorizations, ARS shall timely file all necessary applications and pay all requisite fees in connection with obtaining renewal of the Authorizations from the Commission and shall thereafter prosecute such renewal applications with all reasonable diligence and otherwise use its commercially reasonable efforts to obtain the grant of such renewal applications as expeditiously as possible. Furthermore, ARS shall be responsible for broadcasting those announcements required by the Commission of broadcast radio stations filing for license renewal. Programmer shall cooperate fully in ARS's efforts to obtain renewal of the Authorizations.


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         15. Broadcast Station Programming Policy Statement. ARS has adopted and will enforce a Broadcast Station Programming Policy Statement (the "Policy Statement"), a copy of which appears as Attachment I hereto and which may be amended to meet changing regulatory requirements by ARS upon reasonable advance written notice to Programmer. Programmer agrees and covenants to comply in all material respects with the Policy Statement and with all rules and regulations of the Commission. If ARS reasonably determines that a program, commercial or other material supplied by Programmer does not comply with the Policy Statement, or ARS reasonably believes that some or all of a program, commercial or other material is unsuitable or contrary to the public interest, it may suspend or cancel such program, commercial or other material and shall provide written notice to Programmer of such decision. Programmer shall provide programs only in
accordance  with  the  Policy   Statement  and  Commission   requirements.   All
advertising spots and promotional material or announcements shall comply with applicable federal, state and local regulation and policies and the Policy
Statement,   and  shall  be  produced  in  accordance  with  quality   standards
established by ARS.

         16. Compliance with Copyright Act. Programmer represents and warrants to ARS that Programmer has full authority to broadcast its programming on the Station and that Programmer shall not broadcast any material in violation of any law, rule, regulation or the Copyright Act. All music supplied by Programmer shall be: (i) licensed by ASCAP, SESAC or BMI; (ii) in the public domain; or
(iii) cleared at the source by Programmer. Programmer and ARS will each maintain as appropriate their own ASCAP, BMI and SESAC licenses for the performance of Programmer's programs and Programmer shall reimburse ARS for the costs of


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                                     - 14 -


such licenses as provided in Schedule A. The right to use the programming and to authorize its use in any manner shall be and remain solely vested in Programmer, except as provided herein.

         17. Payola. Programmer agrees that neither it nor its employees or agents will accept any consideration compensation, gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, material, supplies or other merchandise, service or labor (collectively "Consideration"), whether or not pursuant to written contracts or agreements between Programmer and merchants or advertisers, unless the third party providing such compensation, gift or gratuity is identified in the program for which Consideration was provided as having paid for or furnished such Consideration, in accordance with the Communications Act and Commission requirements. Programmer agrees to execute and to provide ARS with payola affidavits from itself, and all of its employees and agents who are involved with providing programming on the Station, at such times as ARS may reasonably request.

         18. Sale of Advertising. ARS grants Programmer the sole and exclusive right to sell advertising on the Station during the term of this Agreement, except as provided in this Section 18. Programmer shall retain all revenues from the sales of advertising time within the programming it provides to ARS and pay all expenses attributable thereto. Programmer may sell advertising, consistent with applicable rules, regulations and the Policy Statement, on the Station in combination with any other broadcast station of its choosing, subject to compliance with applicable law. Programmer shall be responsible for payment of the commissions due to any national sales representative engaged by it for the purpose of selling national advertising which is


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                                     - 15 -


carried during the programming it provides to ARS. ARS may retain all revenues from the sale of the Station's advertising during the hours each week in which ARS airs its own non- entertainment programming as provided in Section 12 hereof.

         19. Time Brokerage Challenge. If this Agreement is challenged at the Commission, counsel for ARS and counsel for the Programmer shall defend the Agreement and the parties' performance thereunder throughout all Commission proceedings with the Programmer and ARS each being responsible for its own costs. If portions of this Agreement do not receive the approval of the Commission staff, then the parties shall reform the Agreement subject to their respective reasonable business judgment and advice of counsel or, at ARS's or Programmer's option, seek reversal of the staff decision and approval from the full Commission on appeal.

         20. Confidential Review. Prior to the provision of any programming by Programmer to ARS under this Agreement, Programmer shall acquaint ARS with the nature and type of the programming to be provided. ARS, solely for the purpose of ensuring Programmer's compliance with the law, Commission rules and the Station's policies, shall be entitled to review at its discretion from time to time on a confidential basis any programming material and any other documents it may reasonably request, including all rate cards and disclosure statements related to Programmer's political advertising. Programmer shall promptly provide ARS with copies of all correspondence and complaints received from the public as well as copies of all program logs and promotional materials.



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                                     - 16 -


         21.      Major Defaults; Termination.

                  21.1 Programmer's Major Defaults. The occurrence of any of the following, after the expiration of the applicable cure periods, if any, will be deemed to be a "Major Default" by Programmer under this Agreement: (a) Programmer's failure to timely pay any of the consideration provided for in
Section 4 and Schedule A hereof or other payments required hereunder; (b) except as otherwise provided for in this Agreement, the failure of Programmer to supply the programs for broadcast on the Station in accordance with Section 2 hereof; or (c) any termination of this Agreement by Programmer other than as permitted in Sections 1, 21.4 or 21.5.

         21.2. ARS's Major Defaults. The occurrence of any of the following, after the expiration of the applicable cure periods, if any, will be deemed to be a "Major Default" by ARS under this Agreement: (a) except as otherwise provided for in this Agreement, the failure of ARS to broadcast the programs supplied by Programmer in accordance with Section 2 hereof, or (b) any termination of this Agreement by ARS other than as permitted in Sections 1, 21.4 or 21.5.

         21.3. Cure Periods. The cure periods before any event listed in Sections 21.1 or 21.2 shall become a Major Default are as follows:

                  (a) Payment by Programmer. The consideration to be paid to ARS must be received by ARS within five (5) business days after ARS gives written notice of non-payment to Programmer.

                  (b) Certain Matters. There shall be no cure period for (i) a termination by Programmer described in Section 21.1(c), or (ii) a termination by ARS described in Section 21.2(b) hereof.


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                                     - 17 -


                  (c) Programs and Broadcast Matters. With respect to Programmer's failure to provide programs referred to in Section 21.1(b) hereof or ARS's failure to broadcast programs referred to in Section 21.2(a) hereof, the period allowed for cure shall be three (3) business days from the giving of written notice of such failure to the defaulting party by the non-defaulting party.

         21.4. Termination Upon Occurrence of Major Default. Upon the occurrence and continuation of a Major Default the non-defaulting party may terminate this Agreement by giving written notice to the defaulting party within sixty (60) days of such occurrence, provided that the non-defaulting party has not also committed a Major Default hereunder which has not been waived. Such written notice shall specify an effective date of termination which is not less than seven (7) days nor more than ninety (90) days from the date such notice is given. In the event the non-defaulting party does not exercise such right of termination by giving such written notice within such sixty (60) day period, then the Major Default giving rise to such right of termination shall be deemed waived and the Agreement shall continue in full force and effect.

         21.5. Termination Upon Termination of Purchase Agreement. Notwithstanding any other provision hereof, this Agreement may be terminated upon not less than seven (7) days' prior written notice by either party at any time following termination of the Purchase Agreement pursuant to its terms.

         22. All Other Defaults. The remedy of the non-defaulting party for any uncured defaults hereunder shall be indemnification as provided herein.

         23. Liabilities Upon Termination. Programmer shall be solely responsible for all of its liabilities, debts and obligations incident to its purchase of broadcast time hereunder, including, without limitation, accounts payable and unaired advertisements, but not for ARS's federal, state, and local tax liabilities associated with Programmer's payments to ARS as provided herein. Upon termination pursuant to Sections 21.4 or 21.5 hereto, ARS shall be under no further obligation to make available to Programmer any broadcast time or broadcast transmission facilities, provided that, if termination is not due to a Major Default by Programmer, ARS agrees that it will cooperate reasonably with Programmer to discharge in exchange for reasonable compensation any remaining obligations of Programmer in the form of air time following the effective date of termination. At the date of termination, Programmer shall return to ARS any equipment or property of the Station used by Programmer, its employees or agents, in substantially the same condition as such equipment existed on the Effective Date of this Agreement, shall restore ARS's technical facilities to substantially the same condition as such facilities existed on the Effective Date of this Agreement, ordinary wear and tear excepted, shall reassign to ARS all of the Contracts relating to the Station which were assumed by Programmer upon the Effective Date and any new contracts entered into by Programmer relating to the Station, and shall otherwise take such actions, including the payment of prorations in the manner set forth in Section 11 hereof, to restore to the extent then practicable the parties hereto to their respective positions prior to the Effective Date of this Agreement. Notwithstanding anything in the foregoing to the contrary, termination shall not extinguish any rights of either party as may be provided by Sections 24 and 25 hereof.

         24. ARS's Indemnification. ARS shall indemnify, defend, hold and save Programmer and its stockholders, directors, partners, officers, agents, employees, successors and assigns, harmless from and against any and all claims, losses, costs, liabilities, damages, Commission forfeitures, and expenses, including reasonable counsel fees (at trial and on appeal), or every kind, nature, and description, including libel, slander, illegal competition or trade practices, or infringement of trade marks or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights arising out of
(i) ARS's operation of the Station (not including the operation of the Station by Programmer) under this Agreement and (ii) breach of any material warranty, representation, covenant, agreement or obligation of ARS contained in this Agreement.

         25. Programmer's Indemnification. Programmer shall indemnify, defend, hold and save ARS and its stockholders, directors, partners, officers, agents, employees, successors and assigns, harmless from and against any and all claims, losses, costs, liabilities, damages, Commission forfeitures, and expenses, including reasonable counsel fees (at trial and on appeal), of every kind, nature, and description including libel, slander, illegal competition or trade practices, or infringement of trade marks or program titles, violations of rights of privacy, and infringement of copyrights and proprietary rights arising out of (i) the programming furnished by Programmer under this Agreement, (ii) the actions or failure to act of Programmer's employees or agents under this Agreement, (iii) breach of any material warranty, representation, covenant, agreement or obligation of Programmer contained in this Agreement, (iv) any and all promotions, contests and on-air "give-aways" relating to the Station conducted by Programmer during the terms of this Agreement, (v) any liability resulting from Programmer's default under the Contracts assumed in accordance with Section 9 hereof, and (vi) all other matters arising out of or relating to Programmer's activities involving the Station or use of ARS's facilities or relating to the obligations assumed by Programmer under this Agreement.

         26. Procedure for Indemnification. Any party seeking indemnification under this Agreement (the "Indemnified Party") shall give the party from whom indemnification is sought (the "Indemnifying Party") written notice of any claim or the commencement of any action or proceeding for which the Indemnified Party seeks indemnification, and the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim, unless injunctive relief is sought against the Indemnified Party in which case the Indemnified Party shall have the right to join in any defense. The Indemnified Party's failure to give the Indemnifying Party notice under this clause shall not preclude the Indemnified Party from seeking indemnification from the Indemnifying Party except to the extent that the Indemnified Party's failure has materially prejudiced the Indemnifying Party's ability to defend the claim or litigation. The Indemnifying Party shall not settle any claim for which the Indemnified Party seeks indemnification or consent to entry of any judgment in litigation arising from such a claim without obtaining a release of the Indemnified Party from all liability in respect of such claim or litigation. If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against or settle such claim or litigation in such manner as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of all expenses, legal or otherwise, incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation; if no settlement of the claim or litigation is made, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim or in such litigation and for all expenses, legal or otherwise, incurred by the Indemnified Party in the defense against such claim or litigation.

         27. Dispute Over Indemnification. If upon presentation of a claim for indemnity hereunder, the Indemnifying Party does not agree that all, or part, of such claim is subject to the indemnification obligations imposed upon it pursuant to this Agreement, it shall promptly so notify the Indemnified Party. Thereupon, the parties shall attempt to resolve their dispute, including where appropriate reaching an agreement as to that portion of the claim, if any, which both concede is subject to indemnification. To the extent that the parties are unable to reach some compromise within thirty (30) days thereafter, the parties shall be free to pursue all appropriate legal and equitable remedies.

         28. Programmer's Remedies for Operational Deficiencies. Except as set forth in Section 29, and except for scheduled reductions in power or interruptions occurring between the hours of 1:00 a.m. and 5:00 a.m. as a result of maintenance or repairs, if any of the normal broadcast transmissions of the Station is interrupted, interfered with, or in any way impaired with so that the Station is not operating at full licensed power and antenna height or is off the air, Programmer shall be entitled to an equitable reduction in the amount of its monthly fee which is proportionate to the period of time that the Station's operations are deficient or the Station is off the air.

         29. Force Majeure. Any failure or impairment of the facilities of the Station or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities, in whole or in part, for broadcast due to Acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods and any other cause not reasonably within the control of ARS (including any obligation of ARS to reduce power or suspend operation to avoid occupational exposure to harmful RF radiation), shall not constitute a breach of this Agreement and ARS will not be liable to Programmer.

         30.      Special Provisions Relating to Brown TBA.

         ARS and Programmer acknowledge that ARS is a party to the Brown TBA, pursuant to which Brown has retained ARS to supply programming and other services for Stations KQPT(FM), KXOA-FM and KXOA(AM), Sacramento, California. During the period from the Effective Date of this Agreement until the termination of the Brown TBA upon consummation of the Brown APA, the parties hereto covenant and agree as follows:

         (a) Programmer shall undertake to provide to ARS all of the programming for which it has the right and/or obligation to Brown for the broadcast on the Station under the terms of the Brown TBA.

         (b) ARS will obtain the express written consent of Brown to enter into this Agreement prior to the Effective Date.

         (c) Notwithstanding any provisions set forth in the Brown TBA to the contrary, ARS will not assign and Programmer will not assume the obligations set forth in the Brown TBA relating to the employees of the Station, including but not limited to the obligations set forth in

Section 2.3 of the Brown TBA. The rights and obligations of Programmer relating to the employees of the Station will be governed by the provisions of the Purchase Agreement.

         (d) Notwithstanding any provisions set forth in the Brown TBA to the contrary, ARS will not assign and Programmer will not assume the obligations set forth in the Brown TBA relating to the payment of consideration for the air time made available, including but not limited to the obligations set forth in
Section 1.4 of the Brown TBA. Programmer will pay ARS the consideration set forth in Schedule A hereto.

         (e) ARS shall at all times have the right to accept or reject any or all of said programming which it believes in its sole discretion is or may not be in compliance with its obligations under the Brown TBA, the Communications Act of 1934, as amended, the rules, regulations and policies of the Commission or its established corporate policies with respect to public interest standards and to substitute programming of its own for broadcast on the Station.

         (f) In exercising its right to reject programming provided by Programmer or to substitute programming for broadcast on the Station, ARS shall be guided by consideration of compliance with federal and state laws, rules and regulations of the Commission, contractual obligations under the Brown TBA and established corporate policies with respect to public interest standards, and not for the commercial advantage of ARS or in any arbitrary manner.

         (g) Programmer shall serve as ARS's exclusive agent for the sale of commercial time on the Station, and shall have and be entitled to exercise as agent for ARS all of the rights which ARS has under the terms of the Brown TBA, shall comply with all obligations of ARS with respect to the sale of commercial time on the Station as set forth in the Brown TBA, and in exchange for the obligations undertaken by Programmer hereunder shall be entitled to keep for its own account any revenues which it may realize from its activities with respect to the Station.

         (h) Programmer shall be liable for and to the extent reasonably possible will perform all of the obligations and requirements imposed on ARS under the Brown TBA to the extent that they are attributable to the period during which this Agreement is in effect, and to the extent that Programmer cannot reasonably perform any such obligations it shall reimburse ARS for the actual cost of doing so.

         (i) ARS shall use its best efforts to assist Programmer in performing those obligations under the Brown TBA which cannot reasonably be performed by Programmer or which are required by the terms of the Brown TBA to be performed by ARS rather than by an agent or delegate of ARS.

         (j) ARS shall use its best efforts to perform all of its obligations under and to preserve and enforce its rights under the Brown TBA in consultation and cooperation with Programmer.

         31. Other Agreements. During the term of this Agreement, ARS will not enter into any other time brokerage, program provision, local management or similar agreement with any third party with respect to the Station.

         32. Assignment. This Agreement shall be binding upon and insure to the benefit of the parties hereto, their successors and assignees, including specifically any purchaser of the Station from ARS. No party to this Agreement may assign its rights or delegate its obligations under this Agreement to any other person or entity without the express prior written consent of the other parties, except that (a) Programmer may assign its rights and delegate its obligations to one or more subsidiary or affiliated entities of Programmer and (b) in the event that Programmer finds it necessary or is required to provide to a third party a collateral assignment of Programmer's interest in this Agreement or any related documents, ARS will cooperate with Programmer and any third party requesting such assignment, including but not limited to signing a consent and acknowledgment of such assignment, provided, however, that Programmer shall remain fully liable as to all of its obligations and agreements hereunder whether or not delegated or assigned.

         33. Entire Agreement. The Purchase Agreement, this Agreement, and the attachments hereto and thereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements or understandings relating to the matters provided herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties.

         34. Taxes. ARS and Programmer shall each pay its own ad valorem taxes, if any, which may be assessed on such party's respective personal property for the periods that such items are owned by such party. Each party shall be responsible for any sales tax imposed on advertising aired during the programming provided by that party.

         35. Headings. The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         36. Governing Law. The obligations of ARS and Programmer are subject to applicable federal, state and local law, rules and regulations, including, but not limited to, the Act and the rules and regulations of the Commission. The construction and performance of the Agreement will be governed by the laws of the State of California, without reference to that State's principles of conflicts of law, with venue to be in California.

         37. Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be given by hand delivery, by prepaid registered or certified mail, with return receipt requested, by an established overnight courier providing proof of delivery for next business day delivery or by telecopy addressed as follows:

         To ARS: American Radio Systems Corporation 116 Huntington Avenue, 11th Floor Boston, Massachusetts 02116
                           Attn: Steven B. Dodge, President
                           Telecopy Number: 617-375-7575

         with a copy to:   Dow, Lohnes and Albertson
                           1200 New Hampshire Ave., NW, Suite 800
                           Washington, DC 20036
                           Attn: John R. Feore, Jr., Esq.
                           Telecopy Number: 202-857-2900

         If to Programmer: Entertainment Communications, Inc.
                           401 City Avenue,  Suite 409
                           Bala Cynwyd, PA 19004
                           Attn:  Joseph M. Field, President
                           Telecopy Number:  610-660-5641
         with a copy to:   Entertainment Communications, Inc.
                           401 City Avenue,  Suite 409
                           Bala Cynwyd, PA 19004
                           Attn: John C. Donlevie, Esq.
                           Telecopy Number:  610-660-5620

         and a  copy to:   Leventhal, Senter & Lerman
                           2000 K Street, NW,  Suite 600
                           Washington, DC 20006
                           Attn: Brian M. Madden, Esq.
                           Telecopier number:  202-293-7783

         The date of any such notice and service  thereof shall be deemed to be:
(i) the day of delivery if hand  delivered or  delivered  by overnight  courier;
(ii) the day of delivery as indicated on the return receipt if dispatched by mail; or (iii) the date of telecopy transmission as indicated on the telecopier transmission report provided that any telecopy transmission shall not be effective unless a paper copy sent by overnight courier on the date of the telecopy transmission is delivered. Either party may change its address for the purpose of notice by giving notice of such change in accordance with the provisions of this paragraph.

         38. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         39. Certifications.

                  (a) Control of Station. Subject to, and consistent with the rights of Brown under the Brown TBA during the term of that agreement, ARS hereby verifies that it will maintain control of the Station and its facilities, including specifically control over the Station's finances, personnel and programming during the term of this Agreement.

                  (b) Compliance with Ownership Rules. Programmer hereby verifies that the arrangement contemplated by this Agreement complies with the provisions of Section 73.3555(a) of the rules and regulations of the Commission.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        ENTERTAINMENT COMMUNICATIONS, INC.

                                        By:
                                            ------------------------------------
                                            Name: John C. Donlevie
                                            Title:   Executive Vice President



                                        AMERICAN RADIO SYSTEMS CORPORATION



                                        By: /s/Steven B. Dodge
                                            ------------------------------------
                                            Name:  Steven B. Dodge
                                            Title: Chief Executive Officer

                                   SCHEDULE A

                                PAYMENT SCHEDULE

         In exchange for the air time supplied to Programmer pursuant to this Agreement, Programmer shall pay ARS the following monthly fee (the "Monthly Fee") during each of the specified calendar months:

                  January, 1997             $100,000
                  February, 1997            $100,000
                  March, 1997               $200,000
                  April, 1997               $200,000
                  May, 1997                 $200,000
                  June, 1997                $200,000

         The first Monthly Fee is due and payable on Effective Date and each successive payment is due on the first day of each month thereafter. The Monthly Fee shall be reduced pro rata for any partial month at the beginning or end of the term of this Agreement.

         In addition to the Monthly Fee, Programmer shall promptly reimburse ARS the amount of Station expenses for which ARS is making direct payments as set forth in Section 6 hereof, and for all other payments related to the continued operation of the Station incurred by ARS which are not paid directly by Programmer, as they are incurred during the term of this Agreement, exclusive of any payments of any nature (a) made with respect to capital expenditures made to continue the operation of the Station as provided in Section 6 and under Section
6.1.6 of the Purchase Agreement or (b) made to, with respect of, or on behalf of any of ARS's employees at the Station after the Effective Date. ARS shall deliver a statement in reasonable detail with back-up documentation for such expenses evidencing payment thereof, and Programmer shall pay ARS such expenses within ten (10) business days of receipt of such statement.

                                  ATTACHMENT I


         Programmer agrees to cooperate with ARS in the broadcasting of programs in a manner consistent with the standards of ARS, as set forth below:

         1. Election Procedures. At least 90 days before the start of any primary or regular election campaign, Programmer will coordinate with ARS's Station Manager the rate Programmer will charge for time to be sold to candidates for public office and/or their supporters to make certain that the rate charged conforms to all applicable laws and the Station's policy. Throughout a campaign, Programmer will comply with all applicable laws and rules concerning political candidacy broadcasts and will promptly notify ARS's Station Manager of any disputes concerning either the treatment of or rate charged a candidate or supporter.

         2. Required Announcements. Programmer shall broadcast an announcement in a form satisfactory to ARS at the beginning of each hour to identify the Station, and any other announcement that may be required by law, regulation, or the Station's policy.

         3. Commercial Recordkeeping. Programmer shall maintain such records of the receipt of, and provide such disclosure to ARS of, any consideration, whether in money, goods, services, or otherwise, which is paid or promised to be paid, either directly or indirectly, by any person or company for the presentation of any programming over the Station as are required by Sections 317 and 507 of the Communications Act and the rules and regulations of the FCC.

         4. No Illegal Announcements. No announcements or promotion prohibited by federal or state law or regulation of any lottery, game or contest shall be made over the Station.

         5. Indecency, Hoaxes. No programming violative of applicable laws and rules concerning indecency or hoaxes will be broadcast over the Station.

         6. Controversial Issues. Any broadcast over the Station concerning controversial issues of public importance shall comply with the then current FCC rules and policies.

         7. Respectful of Faiths. The subject of religion and particular faiths, tenets and customs shall be treated with respect at all times.

         8. ARS's Discretion Paramount. In accordance with ARS's responsibility under the Communications Act of 1934, as amended, and the rules and regulations of the

Federal Communications Commission, ARS reserves the right to reject or terminate any advertising proposed to be presented or being presented over the Station which is in conflict with the Station's policy or which in the judgment of ARS or its Station Manager would not serve the public interest.

         ARS may waive any of the foregoing regulations in specific instances if, in its reasonable opinion, good broadcasting in the public interest will be served thereby.